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                                  EXHIBIT 99(a)

             CERTIFICATION PURSUANT TO TITLE 18, UNITED STATES CODE,
             SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Rurban Financial Corp. (the "Corporation") on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Kenneth A. Joyce, President and Chief Executive Officer of the Corporation, and Richard C. Warrener, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Corporation, each certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

 /s/ Kenneth A. Joyce*                        /s/ Richard C. Warrener*
--------------------------------------     ---------------------------
Kenneth A. Joyce,                          Richard C. Warrener
President and Chief Executive Officer      Executive Vice President, Chief
                                           Financial Officer and Chief
                                           Accounting Officer

Dated:  March 28, 2003                     Dated:  March 28, 2003

* A signed original of this written statement required by Section 906 has been provided to Rurban Financial Corp. and will be retained by Rurban Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.